Exhibit 4.24

                             TERMINATION AGREEMENT

Effective this 1st day of November, 2002.

BETWEEN:

                  MITEL KNOWLEDGE CORPORATION
                  A corporation incorporated under the laws of Canada,

                  hereinafter referred to "MKC"

AND:

                  MITEL NETWORKS OVERSEAS LIMITED
                  A corporation incorporated under the laws of Barbados

                  hereinafter referred to as "MNOL"

In this agreement, MKC and MNOL may be collectively referred to as the "Parties."

WHEREAS:

A. MKC and MNOL executed a Research and Development Cost-Sharing Agreement (the "R&D Cost-Sharing Agreement"), effective as of the 27th day of March, 2001, pursuant to which MKC and MNOL agreed to perform joint research and development activities and to share the costs thereof.

B. The R&D Cost-Sharing Agreement may be terminated by the Parties at any time upon such terms as they may agree.

C.    The Parties have agreed to terminate the R&D Cost-Sharing Agreement.

NOW THEREFORE in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto covenant and agree as follows:

1.    Definitions

Except as expressly set out herein, defined terms used in this Agreement shall have the meanings accorded to them in the R&D Cost-Sharing Agreement.

2.    Termination of R&D Cost-Sharing Agreement

The Parties hereby agree to terminate the R&D Cost-Sharing Agreement pursuant to Clause 7.2 thereof ("Termination by Mutual Consent").

3.    Effect of Termination

3.1 Except as provided in Clause 3.2 below, upon the termination of the R&D Cost-Sharing Agreement, neither party shall have any further obligations under the R&D Cost-Sharing Agreement.

3.2 Section 8 of the R&D Cost-Sharing Agreement shall survive termination, and shall remain in full force and effect according to its terms.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

MITEL NETWORKS OVERSEAS             MITEL KNOWLEDGE CORPORATION
LIMITED

Per:                                Per:
      ----------------------------      ------------------------------
Name:                               Name:
      ----------------------------      ------------------------------

Title:                              Title:
      ----------------------------      ------------------------------